                                                                    Exhibit 99.1

This statement on Form 4 is filed by BC European Capital VIII-1.

Date of Event Requiring Statement:  July 11, 2013
Issuer Name and Ticker or Trading Symbol:  Office Depot, Inc. (ODP)

                         For and on behalf of the Limited Partnership BC
                         European Capital VIII-1:

                         /S/ MATTHEW ELSTON
                         ------------------------------------------------------
                         Name:  Matthew Elston
                         Director, CIE Management II Limited acting as General
                         Partner of the Limited Partnership BC European Capital
                         VIII-1

                         /S/ LAURENCE MCNAIRN
                         ------------------------------------------------------
                         Name:  Laurence McNairn
                         Director, CIE Management II Limited acting as General
                         Partner of the Limited Partnership BC European Capital
                         VIII-1